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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549
                              -------------------------

                                      FORM  T-1

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                        --------------------------------------
                 CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                   A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                         ---------
                        --------------------------------------

                               THE CHASE MANHATTAN BANK
                 (Exact name of trustee as specified in its charter)


          NEW YORK                                               13-4994650
          (State of incorporation                          (I.R.S. employer
          if not a national bank)                       identification No.)

          270 PARK AVENUE
          NEW YORK, NEW YORK                                          10017
          (Address of principal executive offices)               (Zip Code)

                                  William H. McDavid
                                   General Counsel
                                   270 Park Avenue
                               New York, New York 10017
                                 Tel:  (212) 270-2611
              (Name, address and telephone number of agent for service)
                 ----------------------------------------------------
                          THE WASHINGTON WATER POWER COMPANY
                 (Exact name of obligor as specified in its charter)


          WASHINGTON                                             91-0462470
          (State or other jurisdiction of                  (I.R.S. employer
          incorporation or organization)                identification No.)

          1411 EAST MISSION AVENUE
          SPOKANE, WASHINGTON                                         99202
          (Address of principal executive offices)               (Zip Code)
                          ---------------------------------
                             MEDIUM-TERM NOTES, SERIES C
                         (Title of the indenture securities)
                     -------------------------------------------

                                       GENERAL

          Item 1.   General Information.

                Furnish the following information as to the trustee:

                (a) Name and address of each examining or supervising
                    authority to which it is subject.

                    New York State Banking Department, State House, Albany, New York 12110.

                    Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                    Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                    Federal Deposit Insurance Corporation, Washington, D.C., 20429.


                (b) Whether it is authorized to exercise corporate trust
                    powers.

                    Yes.


          Item 2.   Affiliations with the Obligor.

                    If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.

          Item 16.  List of Exhibits

                List below all exhibits filed as a part of this Statement of Eligibility.

                1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985,
          December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

                4.  A copy of the existing By-Laws of the Trustee (see
          Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

                5.  Not applicable.

                6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

                7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not applicable.

                9.  Not applicable.

                                      SIGNATURE

               Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of April, 1998.

                                      THE CHASE MANHATTAN BANK

                                      By  /s/ R. Lorenzen
                                        -----------------------------
                                        /s/   R. Lorenzen
                                        Senior Trust Officer

                                Exhibit 7 to Form T-1


                                   Bank Call Notice

                                RESERVE DISTRICT NO. 2
                         CONSOLIDATED REPORT OF CONDITION OF

                               The Chase Manhattan Bank
                     of 270 Park Avenue, New York, New York 10017
                        and Foreign and Domestic Subsidiaries,
                       a member of the Federal Reserve System,

                    at the close of business December 31, 1997, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                             DOLLAR AMOUNTS
                                           ASSETS              IN MILLIONS


          Cash and balances due from depository institutions:
             Noninterest-bearing balances and
             currency and coin  . . . . . . . . . . . . . . .      $ 12,428
             Interest-bearing balances .  . . . . . . . . . .         3,428
          Securities:  . . . . . . . . . . . . . . . . . .  .
          Held to maturity securities . . . . . . . . . . . .         2,561
          Available for sale securities . . . . . . . . . . .        43,058
          Federal funds sold and securities purchased under
             agreements to resell . . . . . . . . . . . . . .        29,633
          Loans and lease financing receivables:
             Loans and leases, net of unearned income    $129,260
             Less: Allowance for loan and lease losses      2,783
             Less: Allocated transfer risk reserve              0
                                                         --------
             Loans and leases, net of unearned income,
             allowance, and reserve   . . . . . . . . . . . .       126,477
          Trading Assets  . . . . . . . . . . . . . . . . . .        62,575
          Premises and fixed assets (including capitalized
             leases)  . . . . . . . . . . . . . . . . . . . .         2,943
          Other real estate owned   . . . . . . . . . . . . .           295
          Investments in unconsolidated subsidiaries and
             associated companies . . . . . . . . . . . . . .           231
          Customers' liability to this bank on acceptances
             outstanding  . . . . . . . . . . . . . . . . . .         1,698
          Intangible assets   . . . . . . . . . . . . . . . .         1,466
          Other assets  . . . . . . . . . . . . . . . . . . .        10,268
                                                                   --------
          TOTAL ASSETS  . . . . . . . . . . . . . . . . . . .      $297,061
                                                                   ========

                                     LIABILITIES


          Deposits
             In domestic offices  . . . . . . . . . . . . . .     $ 94,524
             Noninterest-bearing  . . . . . . . . . $ 39,487
             Interest-bearing . . . . . . . . . . .   55,037
                                                    --------
             In foreign offices, Edge and Agreement,
             subsidiaries and IBF's   . . . . . . . . . . . .       71,162
          Noninterest-bearing . . . . . . . . . . . $  3,205
             Interest-bearing . . . . . . . . . . .   67,957

          Federal funds purchased and securities sold under agree-
          ments to repurchase   . . . . . . . . . . . . . . .       43,181
          Demand notes issued to the U.S. Treasury  . . . . .        1,000
          Trading liabilities . . . . . . . . . . . . . . . .       48,903

          Other borrowed money (includes mortgage indebtedness
             and obligations under capitalized leases):
             With a remaining maturity of one year or less  .        3,599
             With a remaining maturity of more than one year
                through three years . . . . . . . . . . . . .          253
             With a remaining maturity of more than
                three years . . . . . . . . . . . . . . . . .          132
          Bank's liability on acceptances executed and outstanding   1,698
          Subordinated notes and debentures . . . . . . . . .        5,715
          Other liabilities . . . . . . . . . . . . . . . . .        9,896

          TOTAL LIABILITIES . . . . . . . . . . . . . . . . .      280,063
                                                                  --------

                                    EQUITY CAPITAL

          Perpetual preferred stock and related surplus                  0
          Common stock  . . . . . . . . . . . . . . . . . . .        1,211
          Surplus  (exclude all surplus related to
          preferred stock)  . . . . . . . . . . . . . . . . .       10,291
          Undivided profits and capital reserves  . . . . . .        5,502
          Net unrealized holding gains (losses)
          on available-for-sale securities  . . . . . . . . .          (22)
          Cumulative foreign currency translation
          adjustments . . . . . . . . . . . . . . . . . . . .           16

          TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . .       16,998
                                                                  --------
          TOTAL LIABILITIES AND EQUITY CAPITAL  . . . . . . .     $297,061
                                                                  ========
          I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI


          We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                              WALTER V. SHIPLEY        )
                              THOMAS G. LABRECQUE      )    DIRECTORS
                              WILLIAM B. HARRISON, JR. )